As filed with the Securities and Exchange Commission on February 7, 2011
Registration No. 333-171924

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(Amendment No. 1)

HARBINGER GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	3690	74-1339132
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor
New York, NY 10022
(212) 906-8555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Francis T. McCarron
Executive Vice President and Chief Financial Officer
450 Park Avenue, 27th Floor
New York, NY 10022
(212) 906-8555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey D. Marell, Esq.
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Certificate of Incorporation

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Certificate of Incorporation provides that the personal liability of the directors of HGI is eliminated to the fullest extent permitted by the DGCL, including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof, as the same may be amended or supplemented. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HGI shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Certificate of Incorporation also contains an indemnification provision that provides that HGI shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of HGI, or is or was serving at the request of HGI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Certificate of Incorporation also provides that neither any amendment nor repeal of the indemnification or the exculpation provision thereof, nor the adoption of any provision of the Certificate of Incorporation inconsistent with the indemnification or the exculpation provision thereof, whether by amendment to the Certificate of Incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending the Certificate of Incorporation, shall eliminate or reduce the effect of the indemnification or the exculpation provision in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the indemnification or the exculpation provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Bylaws

The Bylaws provide that each person who is or was a director of HGI shall be indemnified and advanced expenses by HGI to the fullest extent permitted from time to time by the DGCL as it existed on the date of the adoption of the Bylaws or as it may thereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits HGI to provide broader indemnification rights than said law permitted HGI to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. HGI may, by action of its board of directors, provide indemnification and advance expenses to officers, employees and agents (other than directors) of HGI, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of HGI (each of the foregoing, a “Covered Person”), with the same scope and effect as the foregoing indemnification of directors of HGI. HGI shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by HGI’s board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Bylaws or otherwise by HGI. Without limiting the generality or the effect of the foregoing, HGI may enter into one or more agreements with any person which provide for indemnification or advancement of expenses greater or different than that provided in the Bylaws.

The Bylaws also contain a provision that provides that any right to indemnification or to advancement of expenses of any Covered Person arising pursuant to the Bylaws shall not be eliminated or impaired by an amendment to or repeal of the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

To the extent and in the manner permitted by law, HGI also has the right to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Indemnification Agreements

HGI enters into indemnification agreements with its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its Certificate of Incorporation and Bylaws. The indemnification agreements may require HGI, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of HGI and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

In addition, HGI maintains liability insurance for its directors and officers. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
No.		Description of Exhibits

2.1		Agreement and Plan of Merger, dated as of November 4, 2009, by and between, Zapata Corporation (“Zapata”), a Nevada corporation, and Harbinger Group Inc., a Delaware corporation and wholly-owned subsidiary of Zapata (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
2	.2†	Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
2.3		Amendment, dated as of November 5, 2010, to the Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 9, 2010 (File No. 1-4219)).

Exhibit
No.		Description of Exhibits

3.1		Certificate of Incorporation of Harbinger Group Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
3.2		Bylaws of Harbinger Group Inc. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
4	.1*	Indenture governing the 10.625% Senior Secured Noted due 2015, dates as of November 15, 2010, by and among Harbinger Group Inc. and Wells Fargo, National Association, as trustee.
4	.2*	Form of Exchange Note (Included as Exhibit A to Exhibit 4.1 of this Registration Statement).
4	.3*	Registration Rights Agreement, dated as of November 16, 2010, between HGI and certain initial purchasers names therein.
4	.4*	Security Agreement, dated as of January 7, 2011, between Harbinger Group Inc. and Wells Fargo Bank, National Association.
4	.5*	Collateral Trust Agreement, dated as of January 7, 2011, between Harbinger Group Inc. and Wells Fargo Bank, National Association
4.6		Registration Rights Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
5	.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the exchange notes.
8	.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1		Zapata Supplemental Pension Plan effective as of April 1, 1992 (Incorporated herein by reference to Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (File No. 1-4219)).
10.2		Zapata Amended and Restated 1996 Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 3, 2007 (File No. 1-4219)).
10.3		Investment and Distribution Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.1 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).
10.4		Services Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.2 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).
10.5		Tax Sharing and Indemnity Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.3 to Zap.Com’s Annual Report on Form 10-K for the year ended December 31, 2007 filed March 7, 2008 (File No. 333-76135)).
10.6		Registration Rights Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.4 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).
10.7		Form of February 28, 2003 Indemnification Agreement by and among Zapata and the directors and officers of the Company (Incorporated herein by reference to Exhibit 10(q) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed March 26, 2003 (File No. 1-4219)).
10.8		Form of March 1, 2002 Director Stock Option Agreement by and among Zapata and the non-employee directors of the Company (Incorporated herein by reference to Exhibit 10(r) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed March 26, 2003 (File No. 1-4219)).
10.9		Summary of Zapata Corporation Senior Executive Retiree Health Care Benefit Plan (Incorporated herein by reference to Exhibit 10(u) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed March 13, 2007 (File No. 1-4219)).

Exhibit
No.		Description of Exhibits

10.10		Form of Indemnification Agreement by and among Zapata and Zap.Com Corporation and the Directors or Officers of Zapata and Zap.Com Corporation. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2009 filed November 4, 2009 (File No. 1-4219)).
10.11		Form of Indemnification Agreement by and among Zapata and the Directors or Officers of Zapata only. (Incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2009 filed November 4, 2009 (File No. 1-4219)).
10.12		Form of Indemnification Agreement by and among Harbinger Group Inc. and its Directors or Officers (Incorporated herein by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed March 9, 2010 (File No. 1-4219)).
10.13		Employment Agreement, dated as of the 24th day of December, 2009, by and between Francis T. McCarron and Harbinger Group Inc., a Delaware corporation. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
10.14		Retention and Consulting Agreement, dated as of January 22, 2010 by and between Harbinger Group Inc. and Leonard DiSalvo. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 28, 2010 (File No. 1-4219)).
10.15		Management and Advisory Services Agreement, entered into as of March 1, 2010, by and between Harbinger Capital Partners LLC, a Delaware limited liability company, and Harbinger Group Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 5, 2010 (File No. 1-4219)).
10.16		Form of lock-up letter to be delivered to Harbinger Group Inc. by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. to Harbinger Group Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
10.17		Purchase Agreement, dated November 5, 2010, between Harbinger Group Inc. and certain initial purchasers named therein (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 9, 2010 (File No. 1-4219)).
10.18		Temporary Employment Agreement, dated as of December 1, 2010, by and between Richard Hagerup and Harbinger Group Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 10, 2011 (File No. 1-4219)).
10.19		Stockholder Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situation Fund, L.P., Global Opportunities Breakaway Ltd. and Spectrum Brands Holdings, Inc.; Harbinger Group Inc. became a party to this agreement on January 7, 2011 (Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed November 5, 2010 (File No. 1-4219)).
10.20		Registration Rights Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., Avenue-CDP Global Opportunities Fund, L.P. and Spectrum Brands Holdings, Inc.; Harbinger Group Inc. became a party to this agreement on January 7, 2011 (Incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed November 5, 2010 (File No. 1-4219)).
16.1		Letter from Deloitte & Touche LLP, dated as of January 7, 2011, regarding change in certifying accountant (Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed January 7, 2011 (File No. 1-4219)).
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of KPMG LLP.
23	.2*	Consent of Deloitte & Touche LLP.
24	.1*	Powers of Attorney (included on signature page of this Part II).

Exhibit
No.		Description of Exhibits

25	.1*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.

†	Exhibits and schedules to the Contribution and Exchange Agreement and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

*	Previously filed

**	Filed herewith

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2011.

HARBINGER GROUP INC.

By:	/s/ Francis T. McCarron
Name:     Francis T. McCarron

Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of February, 2011.

Signature	Title

* Philip A. Falcone	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

/s/ Francis T. McCarron Francis T. McCarron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Richard H. Hagerup	Interim Chief Accounting Officer (Principal Accounting Officer)

* Lap Wai Chan	Director

* Lawrence M. Clark, Jr.	Director

* Keith M. Hladek	Director

* Thomas Hudgins	Director

* Peter A. Jenson	Director

* Robert V. Leffler, Jr.	Director

* By:	/s/ Francis T. McCarron
Francis T. McCarron
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.		Description of Exhibits

2.1		Agreement and Plan of Merger, dated as of November 4, 2009, by and between, Zapata Corporation (“Zapata”), a Nevada corporation, and Harbinger Group Inc., a Delaware corporation and wholly-owned subsidiary of Zapata (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
2	.2†	Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
2.3		Amendment, dated as of November 5, 2010, to the Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 9, 2010 (File No. 1-4219)).
3.1		Certificate of Incorporation of Harbinger Group Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
3.2		Bylaws of Harbinger Group Inc. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
4	.1*	Indenture governing the 10.625% Senior Secured Noted due 2015, dates as of November 15, 2010, by and among Harbinger Group Inc. and Wells Fargo, National Association, as trustee.
4	.2*	Form of Exchange Note (Included as Exhibit A to Exhibit 4.1 of this Registration Statement).
4	.3*	Registration Rights Agreement, dated as of November 16, 2010, between HGI and certain initial purchasers names therein.
4	.4*	Security Agreement, dated as of January 7, 2011, between Harbinger Group Inc. and Wells Fargo Bank, National Association.
4	.5*	Collateral Trust Agreement, dated as of January 7, 2011, between Harbinger Group Inc. and Wells Fargo Bank, National Association
4.6		Registration Rights Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
5	.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the exchange notes.
8	.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1		Zapata Supplemental Pension Plan effective as of April 1, 1992 (Incorporated herein by reference to Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (File No. 1-4219)).
10.2		Zapata Amended and Restated 1996 Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 3, 2007 (File No. 1-4219)).
10.3		Investment and Distribution Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.1 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).
10.4		Services Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.2 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).
10.5		Tax Sharing and Indemnity Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.3 to Zap.Com’s Annual Report on Form 10-K for the year ended December 31, 2007 filed March 7, 2008 (File No. 333-76135)).
10.6		Registration Rights Agreement between Zap.Com and Zapata (Incorporated herein by reference to Exhibit No. 10.4 to Zap.Com’s Registration Statement on Form S-1 filed April 13, 1999, as amended (File No. 333-76135)).

Exhibit
No.	Description of Exhibits

10.7	Form of February 28, 2003 Indemnification Agreement by and among Zapata and the directors and officers of the Company (Incorporated herein by reference to Exhibit 10(q) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed March 26, 2003 (File No. 1-4219)).
10.8	Form of March 1, 2002 Director Stock Option Agreement by and among Zapata and the non-employee directors of the Company (Incorporated herein by reference to Exhibit 10(r) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed March 26, 2003 (File No. 1-4219)).
10.9	Summary of Zapata Corporation Senior Executive Retiree Health Care Benefit Plan (Incorporated herein by reference to Exhibit 10(u) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed March 13, 2007 (File No. 1-4219)).
10.10	Form of Indemnification Agreement by and among Zapata and Zap.Com Corporation and the Directors or Officers of Zapata and Zap.Com Corporation. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2009 filed November 4, 2009 (File No. 1-4219)).
10.11	Form of Indemnification Agreement by and among Zapata and the Directors or Officers of Zapata only. (Incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2009 filed November 4, 2009 (File No. 1-4219)).
10.12	Form of Indemnification Agreement by and among Harbinger Group Inc. and its Directors or Officers (Incorporated herein by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed March 9, 2010 (File No. 1-4219)).
10.13	Employment Agreement, dated as of the 24th day of December, 2009, by and between Francis T. McCarron and Harbinger Group Inc., a Delaware corporation. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 28, 2009 (File No. 1-4219)).
10.14	Retention and Consulting Agreement, dated as of January 22, 2010 by and between Harbinger Group Inc. and Leonard DiSalvo. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 28, 2010 (File No. 1-4219)).
10.15	Management and Advisory Services Agreement, entered into as of March 1, 2010, by and between Harbinger Capital Partners LLC, a Delaware limited liability company, and Harbinger Group Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 5, 2010 (File No. 1-4219)).
10.16	Form of lock-up letter to be delivered to Harbinger Group Inc. by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. to Harbinger Group Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 14, 2010 (File No. 1-4219)).
10.17	Purchase Agreement, dated November 5, 2010, between Harbinger Group Inc. and certain initial purchasers named therein (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 9, 2010 (File No. 1-4219)).
10.18	Temporary Employment Agreement, dated as of December 1, 2010, by and between Richard Hagerup and Harbinger Group Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 10, 2011 (File No. 1-4219)).
10.19	Stockholder Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situation Fund, L.P., Global Opportunities Breakaway Ltd. and Spectrum Brands Holdings, Inc.; Harbinger Group Inc. became a party to this agreement on January 7, 2011 (Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed November 5, 2010 (File No. 1-4219)).

Exhibit
No.		Description of Exhibits

10.20		Registration Rights Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., Avenue-CDP Global Opportunities Fund, L.P. and Spectrum Brands Holdings, Inc.; Harbinger Group Inc. became a party to this agreement on January 7, 2011 (Incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed November 5, 2010 (File No. 1-4219)).
16.1		Letter from Deloitte & Touche LLP, dated as of January 7, 2011, regarding change in certifying accountant (Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed January 7, 2011 (File No. 1-4219)).
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of KPMG LLP.
23	.2*	Consent of Deloitte & Touche LLP.
24	.1*	Powers of Attorney (included on signature page of this Part II).
25	.1*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.

†	Exhibits and schedules to the Contribution and Exchange Agreement and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

*	Previously filed

**	Filed herewith